EXHIBIT 31.3

CERTIFICATIONS

I, Andrew A. Krakauer, certify that:

1.             I have reviewed this Annual Report on Form 10-K/A of Cantel Medical Corp.;

2.                                      Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

Date:  December 4, 2013

By:	/s/ Andrew A. Krakauer
Andrew A. Krakauer, President and Chief Executive Officer (Principal Executive Officer)